Exhibit 99.1

Global Crossing and Asia Global Crossing Reorganize Boards of Directors

Hamilton, Bermuda - November 27, 2001 - Global Crossing Ltd., (NYSE: GX), and Asia Global Crossing Ltd., (NYSE: AX), announced today changes to their respective boards of directors to reduce the number of overlapping directors.

The Global Crossing board of directors is now comprised of: Gary Winnick, chairman; Lod Cook, co-chairman; John Legere; Joseph P. Clayton, Mark
L. Attanasio. William S. Cohen, Steven J. Green; Maria Elena Lagomasino; and Geoffrey J.W. Kent. Norman Brownstein and Eric Hippeau have resigned from the Global Crossing board.

The Asia Global Crossing board of directors is now comprised of: Gary Winnick, chairman; Lod Cook, co-chairman; Jack Scanlon, vice chairman; John Legere; Norman Brownstein; Eric Hippeau; and Pieter Knook. Mark L. Attanasio, Joseph
P. Clayton, William S. Cohen, Geoffrey J.W. Kent, Steven J. Green, and Maria Elena Lagomasino have resigned from the Asia Global Crossing board.

Additionally, Asia Global Crossing announced that Walter Beran has joined its board of directors. Beran is chairman of Pacific Alliance Group, which primarily focuses on Asia-related business transactions and relationships. He served as vice chairman and member of Ernst & Whinney's (now Ernst & Young) Management Committee for many years prior to his retirement. He has also served as chairman of the board of the Federal Home Loan Bank of San Francisco and member of the board of Arco Chemical Company and a wide variety of other boards. He presently serves on the Board of Trustees of Eureka Mutual Funds; Fleetwood Enterprises, Inc; Ventas, Inc.; and others.

Beran's experience includes a wide range of other activities, past and present, including chairman of the Los Angeles Chamber of Commerce; chairman of the Greater Los Angeles United Way Campaign; chairman of the Board of Counselors, School of Business, University of Southern California; member of California World Trade Commission and the President's Export Council under President Reagan. He is currently secretary-treasurer and trustee of the Ronald Reagan Presidential Foundation.

About Global Crossing

Global Crossing Ltd. (NYSE:GX) provides telecommunications solutions over the world's first integrated global IP-based network, which reaches 27 countries and more than 200 major cities around the globe. Global Crossing serves many of the world's largest corporations, providing a full range of managed data and voice products and services. Global Crossing operates throughout the Americas and Europe, and provides services in Asia through its subsidiary, Asia Global Crossing (NYSE: AX). Global Crossing Solutions provides integrated telecommunications solutions, including network outsourcing, to large global enterprises. Please visit www.globalcrossing.com or www.asiaglobalcrossing.com for more information.


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About Asia Global Crossing

Asia Global Crossing (NYSE: AX), a public company whose largest shareholders include Global Crossing (NYSE: GX), Softbank (Tokyo Stock Exchange: 9984), and Microsoft (Nasdaq: MSFT), provides the Asia Pacific region with a full range of integrated telecommunications and IP services. Through a combination of undersea cables, terrestrial networks, city fiber rings and complex web hosting data centers, Asia Global Crossing is building one of the first truly pan-Asian networks, which, in combination with the worldwide Global Crossing Network, will provide the Asia Pacific region with seamless access to major business centers worldwide. As part of its strategy to provide city-to-city connectivity, Asia Global Crossing partners with leading companies in each country it connects to provide backhaul networks.

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Statements made in this press release that state the Company's or management's intentions, beliefs, expectations, or predictions for the future are forward-looking statements. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the Company's actual results to differ materially from those projected in such forward-looking statements. These risks, assumptions and uncertainties include: the ability to complete systems within currently estimated time frames and budgets; the ability to compete effectively in a rapidly evolving and price competitive marketplace; possible reductions in demand for our products and services due to competition or changes in industry conditions; changes in the nature of telecommunications regulation in the United States and other countries; changes in business strategy; the successful integration of newly-acquired businesses; the impact of technological change; and other risks referenced from time to time in the Company's filings with the Securities and Exchange Commission.

Contact Global Crossing:
Analysts and Investors
Ken Simril
+1 310 385 5200
investors@globalcrossing.com

Media
Madelyn Smith
+1 310 385 3816
madelyn@globalcrossing.com

Contact Asia Global Crossing:
Analysts and Investors
Asia Global Crossing Investor Relations
+1 310 385 5283

Sui Ling Cheah (Hong Kong)
+ 852 2121 2809
sui.ling.cheah@asiaglobalcrossing.com

Media
Madelyn Smith
+ 1 310 385 3816
madelyn.smith@asiaglobalcrossing.com

Selene Lo (Hong Kong)
+ 852 2121 2936
selene.lo@asiaglobalcrossing.com